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                                                             EXHIBIT NO. 99.1(h)

                               MFS SERIES TRUST X

                         MFS GEMINI LARGE CAP U.S. FUND
                         MFS GLOBAL HEALTH SCIENCES FUND
                                 MFS INCOME FUND
                        MFS INTERNATIONAL INVESTORS TRUST

                              TERMINATION OF SERIES

         Pursuant to Section 9.2(b) of the Amended and Restated Declaration of Trust, dated January 2, 2002, as amended, (the "Declaration"), of MFS Series Trust X (the "Trust"), the undersigned, constituting a majority of the Trustees of the Trust, do hereby certify that MFS Gemini Large Cap U.S. Fund, MFS Global Health Sciences Fund and MFS Income Fund, each a series of the Trust, have been terminated.

                             REDESIGNATION OF SERIES

         Pursuant to Section 9.3 of the Amended and Restated Declaration of Trust dated January 1, 2002, as amended (the "Declaration"), of MFS Series Trust X (the "Trust"), the Trustees of the Trust hereby redesignate an existing series of Shares (as defined in the Declaration) as follows:

         1. The series designated as MFS International Investors Trust shall be designated as MFS International Value Fund.

         Pursuant to Section 6.9(i) of the Declaration, this redesignation of series of Shares shall be effective upon the execution of a majority of the Trustees of the Trust.

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         IN WITNESS WHEREOF, the undersigned have executed this certificate this
27th day of September, 2002

JOHN W. BALLEN
--------------------------------------------
John W. Ballen
8 Orchard Road
Southborough MA  01772


LAWRENCE H. COHN
--------------------------------------------
Lawrence H. Cohn
45 Singletree Road
Chestnut Hill MA  02467


SIR J. DAVID GIBBONS
--------------------------------------------
Sir J. David Gibbons
"Leeward"
5 Leeside Drive
"Point Shares"
Pembroke,  Bermuda  HM  05


WILLIAM R. GUTOW
--------------------------------------------
William R. Gutow
3 Rue Dulac
Dallas TX  75230


J. ATWOOD IVES
--------------------------------------------
J. Atwood Ives
17 West Cedar Street
Boston MA  02108


ABBY M. O'NEILL
--------------------------------------------
Abby M. O'Neill
200 Sunset Road
Oyster Bay NY  11771


KEVIN R. PARKE
--------------------------------------------
Kevin R. Parke
33 Liberty Street
Concord MA  01742


LAWRENCE T. PERERA
--------------------------------------------
Lawrence T. Perera
18 Marlborough Street
Boston MA  02116


WILLIAM J. POORVU
--------------------------------------------
William J. Poorvu
975 Memorial Drive  Apt. 710
Cambridge MA  02138


JEFFREY L. SHAMES
--------------------------------------------
Jeffrey L. Shames
38 Lake Avenue
Newton MA  02459


J. DALE SHERRATT
--------------------------------------------
J. Dale Sherratt
86 Farm Road
Sherborn MA  01770


ELAINE R. SMITH
--------------------------------------------
Elaine R. Smith
75 Scotch Pine Road
Weston MA  02493


WARD SMITH
--------------------------------------------
Ward Smith
36080 Shaker Blvd.
Hunting Valley OH  44022

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